As filed with the Securities and Exchange Commission on June 27, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENOME THERAPEUTICS CORP.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2297484 (I.R.S. Employer Identification No.)

100 Beaver Street, Waltham, Massachusetts 02453

(Address of principal executive offices, including zip code)

Genome Therapeutics Corp. Employee Stock Purchase Plan

(Full title of the plan)

Stephen Cohen Genome Therapeutics Corp. 100 Beaver Street Waltham, Massachusetts 02453 (781) 398-2300	With a copy to: Patrick O’Brien, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110-2624 (617) 951-7000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregte Offering Price(1)	Amount of Registration Fee

Common Stock, $.10 par value per share(2)	250,000 shares	$2.63	$657,500	$53.20

(1)	The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of Genome Therapeutics Corp.’s common stock, par value $.10 per share, as reported by the National Association of Securities Dealers Automated Quotation system on June 25, 2003.
(2)	The number of securities being carried forward from the Registrant’s Registration Statements on Form S-8 (File No. 333-39390 and File No. 333-97139) is 500,000 and the total amount of the filing fees previously paid with respect to these securities was $1,772.70.

Exhibit Index can be found on page 5.

This is page 1 of 10 pages.

The contents of the Registration Statements on Form S-8 (File No. 333-39390 and File No. 333-97139) previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement. This Registration Statement is being filed for the sole purpose of increasing the number of shares of Registrant’s common stock registered under the Genome Therapeutics Corp. Employee Stock Purchase Plan, as amended, by 250,000 shares.

ITEM 8.	Exhibits

Exhibit 4(a)	The Company’s Employee Stock Purchase Plan, as amended

Exhibit 5	Opinion of Ropes & Gray LLP

Exhibit 23(a)	Consent of Ropes & Gray LLP (contained in Exhibit 5)

Exhibit 23(b)	Consent of Ernst & Young LLP

Exhibit 24	Power of Attorney (included as part of the signature pages to this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 27 th day of June, 2003.

GENOME THERAPEUTICS CORP.

/s/    STEVEN M. RAUSCHER

Name: Steven M. Rauscher

Title:   Chairman of the Board,

             President and

             Chief Executive Officer

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KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Rauscher and Stephen Cohen and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEVEN M. RAUSCHER	President,	June 27, 2003
Steven M. Rauscher	Chief Executive Officer, Director and Chairman of the Board

/s/ STEPHEN COHEN	Chief Financial Officer,	June 27, 2003
Stephen Cohen	Senior Vice President and Principal Financial Officer

/s/ MARC GARNICK	Director	June 27, 2003
Marc Garnick

/s/ ROBERT J. HENNESSEY	Director	June 27, 2003
Robert J. Hennessey

/s/ PHILIP LEDER	Director	June 27, 2003
Philip Leder

/s/ LAWRENCE LEVY	Director	June 27, 2003
Lawrence Levy

/s/ NORBERT RIEDEL	Director	June 27, 2003
Norbert Riedel

/s/ WILLIAM REARDON	Director	June 27, 2003
William Reardon

/s/ DAVID K. STONE	Director	June 27, 2003
David K. Stone

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EXHIBIT INDEX

Number	Title of Exhibit	Page

4(a)	Employee Stock Purchase Plan	6

5	Opinion of Ropes & Gray LLP	9

23(a)	Consent of Ropes & Gray LLP	Contained in Exhibit 5

23(b)	Consent of Ernst & Young LLP	10

24	Power of Attorney	Included as part of the Signatures to this Registration

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